Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tencent Music Entertainment Group of our report dated April 18, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tencent Music Entertainment Group's Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
July 12, 2024